Exhibit 99.1

MCEWEN MINING ANNOUNCES Q3 2017 OPERATING & FINANCIAL RESULTS

TORONTO, Nov 2, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports its consolidated financial results for the third quarter ending September 30, 2017.

During Q3 2017 the El Gallo mine had earnings from mining operations of $5.1 million(2)(4) and the San José mine had earnings from mining operations of $4.5 million(4). The Company experienced increased cost and reduced income as a consequence of an unexpected drop in production at the El Gallo mine due to an equipment failure. Our portion of  income from the San José mine was also reduced on lower production. As a result, the Company reported a net loss of $8.1 million or $0.03 per share.

“During the third quarter we faced some challenges with our operations that resulted in disappointing performance. Production was approximately 17,500 gold equivalent ounces(5) in the month of October. This improved production level puts us on track for a stronger fourth quarter” said Rob McEwen, Chairman and Chief Owner.

Our quarterly management conference call will take place on November 3, 2017 at 11:00 am, EDT. Webcast and call-in details are provided at the end of this news release.

Q3 2017 Operating & Financial Highlights

Comparative production and cost results are shown in the table below. For our SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

			Year to Date	Guidance
	Q3 2017	Q3 2016	2017	2017
Corporate Total
Gold ounces produced(3)	19,051	24,281	61,338	99,700
Silver ounces produced(3)	749,749	916,168	2,252,003	3,324,000
Gold equivalent ounces produced(1)(3)	29,047	36,496	91,364	144,000
El Gallo Mine — Mexico
Gold ounces produced	7,189	11,754	26,633	49,700
Silver ounces produced	1,789	7,151	12,549	24,000
Gold equivalent ounces produced(1)	7,213	11,849	26,801	50,000
Gold equivalent total cash cost ($/oz)(1)(4)	$832	$598	$695	$760
Gold equivalent co-product AISC ($/oz)(1)(4)	$946	$680	$813	$900
San José Mine(3) - Argentina
Gold ounces produced	11,862	12,527	34,705	50,000
Silver ounces produced	747,960	909,017	2,239,454	3,300,000
Gold equivalent ounces produced(1)	21,834	24,647	64,563	94,000
Gold equivalent total cash cost ($/oz)(1)(4)	$850	$707	$896	$780
Gold equivalent co-product AISC ($/oz)(1)(4)	$1,065	$850	$1,109	$990

Notes:

(1)                  Silver production is presented as a gold equivalent. The silver to gold ratio used for 2016 and 2017 is 75:1.

(2)                  All amounts are reported in US dollars unless otherwise stated.

(3)                  Includes portion attributable to us from our 49% interest in the San José Mine.

(4)                  Earnings from mining operations, total cash costs per ounce, and all-in sustaining costs (AISC) per ounce are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. See “Cautionary Note Regarding Non-GAAP Measures” for additional information, including definitions of these terms.

(5)                  Production figures for October 2017 are preliminary and may change upon final reconciliation.

	At Sept. 30th		At Oct 31st
Treasury:	2016	2017	2017
Cash, Investments and Precious Metals at Spot Price ($ millions)	62.5	82.3	51.0
Debt	nil	nil	nil
Earnings from Operations(4):
El Gallo Mine ($ millions)	7.6	5.1
San José Mine (49%) ($ millions)	11.2	4.5
Consolidated Net Income:
Net Income (Loss) ($ millions)	4.2	(8.1)
Net Income (Loss) per Share ($)	0.01	(0.03)
Cash Flow:
Net Cash Flow ($ millions)	2.1	44.2
Gold & Silver Sales Prices:
El Gallo Mine - Gold ($/oz)	1,335	1,269
San José Mine - Gold ($/oz)	1,323	1,281
San José Mine - Silver ($/oz)	20.13	16.70

Q3 & Subsequent Events

Ounces Produced

Q4 2017 has a strong start with approximately 17,500 gold equivalent ounces(5) produced in the month of October from El Gallo, San José and Black Fox mines.

Net Loss

The net loss in Q3 2017 was mainly due to a $2.2 million increase in production costs at our El Gallo mine, a $5.2 million decrease in income from our San José mine, and a $1.5 million increase in general and administrative expenses.

Cash Flow

The significant change in cash flow in Q3 2017 related to the equity financing completed for net proceeds of $43.2 million.

Return of Capital

A return of capital installment of a ½ cent per share was paid to shareowners on August 17, 2017.

Operations & Projects

El Gallo Mine, Mexico — On-track For Better Performance in Q4

Production in Q3 was below our forecast as a result of a serious mechanical failure at the end of July that removed the crushing circuit from operation. As a result we were unable to crush and place fresh ore to leach on the leach pad which accounted for the drop in gold production. The crusher was fully repaired in September, and with the addition of a supplemental mobile crusher, there is currently almost twice the normal crushing capacity available. El Gallo operations were significantly improved during the month of October, with approximately 5,100 gold equivalent ounces(5) produced. We anticipate that production in Q4 will partially compensate for the shortfall experienced to date.

San José Mine, Argentina (49%(3)) — Improving Production in Q4

Production during the month of October was improved, with approximately 8,700 gold equivalent ounces(5) attributable to us.

Black Fox, Timmins — Enhanced Growth Strategy

Our growth strategy in the Timmins region, which started in April 2017 with the acquisition of Lexam VG Gold, reached a second important milestone on October 6, 2017 with the purchase of the Black Fox Complex. The Black Fox mine is operating as expected, with production during the month of October of approximately 3,700 gold equivalent ounces(5).

Gold Bar, Nevada — Major Permitting Milestone

The Gold Bar Project has achieved a major milestone in the permitting process with the publication by the Environmental Protection Agency (EPA) of the Notice of Availability of the Final Environmental Impact Statement (EIS) in the Federal Register. Following a regulated waiting period, a signed Record of Decision will be delivered and published, signifying the completion of the National Environmental Policy Act (NEPA) process. The Record of Decision is expected in early November this year and development of Gold Bar is planned to begin upon receipt, in line with our earlier estimates. Gold Bar is expected to contribute an average of 65,000 ounces to our annual gold production beginning in 2019.

Los Azules, Argentina — Robust Economics in New PEA

The results of the 2017 PEA demonstrate that Los Azules could become a robust, high margin, rapid pay-back, and long-life open pit mine at current copper, gold and silver prices. Financial highlights from the 2017 PEA, assuming a $3.00 per pound copper price, are: 1) $2.2 billion after-tax net present value (NPV@8%), 2) an internal rate of return (IRR) of 20.1%, and 3) a payback period of 3.6 years and a total mine-life of 36 years. Estimated average annual copper production is 415 million lbs. at a cash cost of $1.14/lb. during the first 13 years of mining operations. The PEA report is available for review on our website (www.mcewenmining.com/operations/los-azules-exploration) and SEDAR (www.sedar.com).

Q3 Results Conference Call

We invite you to join our conference call, where management will discuss the Q3 2017 results and follow with a question and answer session. Questions can be asked directly by participants over the telephone or can be emailed in advance to info@mcewenmining.com

	Toll Free US & Canada:	(844)-630-9911
Friday, Nov 3rd, 2017	Outside US & Canada:	(210)-229-8828
11:00 AM (ET)	Conference ID Number:	4286358
	Webcast Link:	https://edge.media-server.com/m6/p/txj3wnsf

An archived replay of the webcast will be available for one week after it takes place. Access the replay using the link https://edge.media-server.com/m6/p/txj3wnsf or calling (855)-859-2056 (North America) / (404)-537-3406 (International), Conference ID Number 4286358.

About McEwen Mining (www.mcewenmining.com)

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Black Fox mine in Timmins, Canada, the Gold Bar project in Nevada, and the Los Azules copper project in Argentina.

McEwen has a total of 333 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

Technical Information

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina , Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José mine, is responsible for and has supplied to the Company all reported results from the San José mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Cautionary Note Regarding Non-GAAP Measures

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

(1) Total Cash Costs and All-in Sustaining Costs

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, and sustaining capital expenditures. Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

(2) Earnings from mining operations

The term Earnings from Mining Operations used in this report is a non-GAAP financial measure. We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying earnings from our mining operations. We define Earnings from Mining Operations as Gold and Silver Revenues from our El Gallo Mine and our 49% attributable share of the San José Mine’s Net Sales, less their respective Production Costs Applicable to Sales. To the extent that Production Costs Applicable to Sales may include depreciation and amortization expense related to the fair value increments on historical business acquisitions (fair value paid in excess of the carrying value of the underlying assets and liabilities assumed on the date of acquisition), we deduct this expense in order to arrive at Production Costs Applicable to Sales that only include depreciation and amortization expense incurred at the mine-site level. The San José Mine Net Sales and Production Costs Applicable to Sales are presented, on a 100% basis, in Note 5 of McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

(3) Average realized prices

The term average realized price per ounce used in this report is also a non-GAAP financial measure. We report this measure to better understand the price realized in each reporting period for gold and silver.  Average realized price is calculated as sales of gold and silver (excluding commercial deductions) over the number of ounces sold in the period (net of deduction units). A reconciliation to the most directly comparable U.S. GAAP measure, Sales of Gold and Silver, is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

(4) Cash, investments and precious metals

The term cash, investments and precious metals used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Cash, investments and precious metals is calculated as the sum of cash, investments and ounces of doré held in inventory, valued at the London P.M. Fix spot price at the corresponding period. A reconciliation to the most directly comparable U.S. GAAP measure, Sales of Gold and Silver, is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website	150 King Street West
Investor Relations	www.mcewenmining.com	Suite 2800,P.O. Box 24
(647) 258-0395 ext 320		Toronto, ON, Canada, M5H 1J9
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